Exhibit 21.1


                                  SUBSIDIARIES

                                                                   Name Under Which
Subsidiary                           State of Incorporation    Subsidiary Does Business
----------                           ----------------------    ------------------------
Hall GMC, Inc.                            North Dakota               Corporate Name
     (100% owned)

Hall Truck Center, Inc                    North Dakota               Corporate Name
     (100% owned)

Minnesota Valley Irrigation, Inc.           Minnesota                Corporate Name
     (100% owned)                                                      (inactive)

RDO Agriculture Equipment Co.             North Dakota             RDO Equipment Co.
     (100% owned)

RDO Construction Equipment Co.            North Dakota             RDO Equipment Co.
     (100% owned)

RDO Financial Services Co.                North Dakota               Corporate Name
     (100% owned)

RDO Material Handling Co.                   Minnesota                Corporate Name
     (100% owned)

RDO Truck Center Co.                      North Dakota               Corporate Name
     (100% owned)

RDO Truck Riverside Co.                   North Dakota            RDO Truck Center Co.
     (100% owned by RDO Truck
      Center Co.)

Salinas Equipment Distributors, Inc.       California                Corporate Name
     (89% owned)